                                                                 EXHIBIT 99 (19)

                       CONSENT OF INDEPENDENT ACCOUNTANTS
            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 27 of Registration Statement No. 033-19718 of CUNA Mutual Life Variable Annuity Account (the "Variable Account") of CUNA Mutual Life Insurance Company (the "Company") on Form N-4 of our report dated March 4, 2005 relating to the Variable Account and our report dated April 28, 2005 relating to the Company, both appearing in the Statement of Additional Information (which is incorporated by reference in the Prospectus of the Variable Account), which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Statement of Additional Information.

/s/ DELOITTE & TOUCHE LLP

Chicago, IL
April 28, 2005

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-6 of our report dated February 11, 2004, relating to the financial statements and financial highlights of CUNA Mutual Life Variable Account, and our report dated April 8, 2004, relating to the financial statements of CUNA Mutual Life Insurance Company, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

MILWAUKEE, WISCONSIN
April 28, 2005